UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2006

BLOCKBUSTER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15153	52-1655102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1201 Elm Street
Dallas, Texas		75270
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 854-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 (a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Blockbuster Inc. (the “Company”) has been engaged in discussions over the past few months with the Securities and Exchange Commission (the “SEC”) with respect to its accounting practices surrounding its rental library and rental library activities. The Company has historically classified rental library purchases as an investing cash outflow in its Consolidated Statements of Cash Flows and rental library assets as a non-current asset in its Consolidated Balance Sheets. As a result of these discussions, the Company has determined that rental library purchases should be classified as an operating cash outflow in its Consolidated Statements of Cash Flows and that rental library assets should be classified as a current asset in its Consolidated Balance Sheet. The adjustments do not affect the Company’s reported revenues, net income, total assets, shareholders’ equity, total cash flows, current cash or liquidity position. The adjustments also do not affect the Company’s compliance with the financial covenants under its debt facilities.

Also as a result of these discussions and adjustments, on March 8, 2006, the Audit Committee of the Company’s Board of Directors, upon the recommendation of management, concluded that the Company’s consolidated financial statements as of and for the years ended December 31, 2004 and 2003 and for each of the first three quarters of 2005 and 2004 should no longer be relied upon because of the aforementioned presentation and classification errors in those financial statements. The Audit Committee also concluded that these consolidated financial statements should be restated to reflect these presentation changes.

The restated financial statements for the years ended December 31, 2004 and 2003 will be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which the Company expects to file with the SEC on or before March 16, 2006. A description of the planned restatements, and a summary presentation of their financial effect, is presented below.

	At December 31, 2004
	As Previously Reported	Adjustments	As Restated
Consolidated Balance Sheet
Rental library, net (current)	$—	$457.6	$457.6
Total current assets	1,217.7	457.6	1,675.3
Rental library, net (non-current)	457.6	(457.6)	—
Total assets	3,863.4	—	3,863.4

	Year Ended December 31, 2004			Year Ended December 31, 2003
	As Previously Reported	Adjustments	As Restated	As Previously Reported	Adjustments	As Restated
Consolidated Statements of Cash Flows
Net cash flow provided by operating activities	$1,215.4	$(798.4)	$417.0	$1,430.3	$(836.6)	$593.7
Net cash flow used for investing activities	(1,112.3)	798.4	(313.9)	(1,024.6)	836.6	(188.0)

	At September 30, 2005
	As Previously Reported	Adjustments	As Restated
Consolidated Balance Sheet
Rental library, net (current)	$—	$460.0	$460.0
Total current assets	886.5	460.0	1,346.5
Rental library, net (non-current)	460.0	(460.0)	—
Total assets	3,030.4	—	3,030.4

	Nine Months Ended September 30, 2005			Nine Months Ended September 30, 2004
	As Previously Reported	Adjustments	As Restated	As Previously Reported	Adjustments	As Restated
Consolidated Statements of Cash Flows
Net cash flow provided by (used for) operating activities	$492.4	$(638.5)	$(146.1)	$757.8	$(536.9)	$220.9
Net cash flow used for investing activities	(741.2)	638.5	(102.7)	(732.6)	536.9	(195.7)

As a result of these matters, management is currently evaluating the impact of this restatement on the Company’s internal control over financial reporting and will appropriately disclose its conclusion in Item 9A of the Company’s 2005 Annual Report on Form 10-K.

The Audit Committee and management have discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accountants, the matters disclosed in this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCKBUSTER INC.

Date: March 9, 2006	By:	/s/ Larry J. Zine
Larry J. Zine
Executive Vice President, Chief
Financial Officer and Chief
Administrative Officer